Exhibit 10.1
LINCOLN ELECTRIC HOLDINGS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(as amended and restated as of December 31, 2008)
PREAMBLE
     WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) or an Employer has established one or more qualified retirement plans that place limitations on the amount of retirement benefits available to certain key management or highly compensated employees; and
     WHEREAS, the Company recognizes the unique qualifications of such employees and the valuable services they provide and desires to establish an unfunded plan to provide retirement benefits to eligible key employees that supplement what is available under such qualified plans and Social Security; and
     WHEREAS, the Company has determined that the implementation of such a plan will best serve its interest in retaining key employees and ensuring benefit equity among all employees.
     NOW, THEREFORE, the Company hereby assumes and amends and restates the Lincoln Electric Holdings, Inc. Supplemental Executive Retirement Plan as hereinafter provided:
ARTICLE I
GENERAL
     Section 1.1 Effective Date. This Plan was originally established by The Lincoln Electric Company, a wholly-owned subsidiary of the Company, effective as of January 1, 1994 and then amended and restated effective as of March 1, 2002. The accrual of benefits was frozen by an amendment to the Plan effective December 31, 2004. The benefit accrual freeze provided for in the Plan was terminated, and benefit accruals were reinstated as of January 1, 2005. This amended and restated Plan shall be effective as of December 31, 2008. The rights, if any, of any person whose status as an employee of an Employer has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.
     Section 1.2 Intent. The Plan is intended to be an unfunded plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.
     Section 1.3 Benefit freeze.
          (a) Each Participant’s vested accrued benefit under the Plan on December 31, 2004, will be determined based on the provisions of the Plan and on such Participant’s age and service all as determined on such date as if the Participant had voluntarily Separated from Service without cause on such date (the “Participant’s pre 2005 Benefit”).
          (b) With respect to each Participant’s pre-2005 Benefit, the Plan will be administered in a manner that will comply with the “grandfather” provision of Section 885(d) of the AJCA, including proposed, temporary or final regulations or any notices or other guidance issued by the Secretary of the Treasury and Internal Revenue Service with respect thereto (collectively with the AJCA, the “Guidance”). In all other respects, the Plan is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent and as provided in Article X hereof. The Committee is authorized to adopt rules and regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of the Guidance (including any transition or grandfather rules thereunder).
ARTICLE II
DEFINITIONS AND USAGE
     Section 2.1 Definitions. Wherever used in the Plan, the following words and phrases, when capitalized, shall have the meaning set forth below unless the context plainly requires a different meaning:
     “Account” means the account established on behalf of the Participant as described in Section 5.3.
     “Actuarial Equivalent” or “Actuarially Equivalent” means a benefit of actuarial equivalence determined using the Applicable Mortality Table and the Interest Rate.
     “Administrator” means the committee established by the Company pursuant to Section 7.1 to administer the Plan.
     “AJCA” means the American Jobs Creation Act of 2004, 118 Stat. 1418.
     “Applicable Mortality Table” means the 1994 Group Annuity Reserving Table (94 GAR) based on a fixed blend of 50% of the unloaded male mortality rates and 50% of the unloaded female mortality rates, projected to 2002 or such subsequent applicable mortality table used from time to time under Section 417(e) of the Code.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder. Any reference to a particular Code section shall include any provision that modifies, replaces or supersedes it.
     “Committee” means the Compensation & Executive Development Committee of the Board.
     “Company” means Lincoln Electric Holdings, Inc., a corporation organized under the laws of the state of Ohio, and any successor thereto.

     “Compensation” means the amount of a Participant’s regular base salary paid by the Controlled Group during a Plan Year and annual bonus accrued by the Controlled Group and approved by the Board or a committee thereof with respect to a Plan Year, excluding, however, any compensation related to equity securities of the Company (including compensation resulting from Section 83(b) elections under the Code) and excluding any special payments or multi-year incentive programs, but including any salary reduction contributions that are excluded from his gross income under Sections 125, 129 or 402(a)(8) of the Code, and including any compensation which the Participant defers under any nonqualified deferred compensation plan of the Controlled Group.
     “Controlled Group” or “Controlled Group Member” means the Company and any and all other corporations, trades or businesses the employees of which are required by Section 414 of the Code to be treated as a single employer. An entity will only be considered as a Controlled Group Member during the period that it is or was a member of the Company’s Controlled Group.
     “Disability” or “Disabled” means the Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the Company’s plan providing benefits for short term disability.
     “Early Retirement Date” means the date the Participant has both attained age fifty-five (55) and completed twenty-five (25) Years of Service.
     “Employer” means the Company, The Lincoln Electric Company and any other Controlled Group Member that adopts the Plan with the Committee’s consent. Any Controlled Group Member that adopts the Plan and thereafter ceases to exist, ceases to be a member of the Controlled Group or withdraws from the Plan shall no longer be considered an Employer unless otherwise determined by the Committee.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder. Any reference to a particular ERISA section shall include any provision that modifies, replaces, or supersedes it.
     “Final Average Pay” means, with respect to any Participant, the average of his annual Compensation over the three (3) full Years of Service within his final consecutive full Years of Service (not to exceed seven (7) Years) that produce the highest such average; provided, however, that if a Participant has fewer than three (3) full Years of Service, “Final Average Compensation” shall mean the average of his annual Compensation during all his Years of Service.
     “Foreign Plan Benefit” means an annual benefit, specified as a fixed dollar amount in the Participation Agreement, and adjusted as provided on Exhibit A thereto.

     “Interest Rate” means for a calendar year the Company’s corporate discount rate for financial reporting purposes for such calendar year.
     “Management Committee and Regional President Participant” means a Participant who serves on the Company’s policy-making committee or a Participant who has been elected by the Board as a President of a region of the Company, and for whom the Committee has designated his participation in this Plan as a Management Committee and Regional President Participant.
     “Normal Retirement Date” means the date a Participant attains age sixty (60).
     “Other Participant” means a Participant who is not a Management Committee and Regional President Participant.
     “Participation Agreement” means an agreement by which a Participant participates in the Plan.
     “Participant” means an eligible employee of an Employer who is participating in the Plan in accordance with Section 3.2, and who has executed a Participation Agreement.
     “Participation Factor” means the ratio determined based on active participation under the Plan. Each employee, upon becoming a Participant, shall be credited with a Participation Factor of two-tenths (.20) or such greater factor for such Participant determined by the Committee, in its sole discretion. Thereafter, a Participant will be credited with an additional one-tenth (.10) Participation Factor for each Year of Service earned while an active Participant; fractional credits shall apply for partial Years of Service. Notwithstanding the foregoing, no Participation Factor shall exceed one (1.00), and Years of Service earned after the last day of the Plan Year in which a Participant attains age sixty-seven (67) shall be disregarded for purposes of determining his Participation Factor. The Committee may, in its sole discretion, increase or authorize an increase in a Participant’s Participation Factor for any reason deemed appropriate by the Committee (including, but not limited to, in consideration of the Participant’s execution of a release of all claims against the Company and its affiliates in a form satisfactory to the Committee).
     “Plan” means The Lincoln Electric Holdings, Inc. Supplemental Executive Retirement Plan, as it may be amended from time to time.
     “Plan Year” means the calendar year.
     “Prior Employer Benefit” means an annual benefit, specified as a fixed dollar amount in the Participation Agreement.
     “Qualified Plan Benefit” means the Participant’s annual benefit, expressed in the form of a single life annuity payable at the Participant’s Normal Retirement Date, or if later, upon the Participant’s actual retirement, that can be derived from the sum of all of the following Employer-provided benefits:
     (i) the Participant’s accrued benefit under The Lincoln Electric Company Retirement Annuity Program (“RAP”) at his Normal Retirement Date,

or if later, the Participant’s actual retirement (and in the case of a Participant whose retirement occurs after Normal Retirement Date, determined pursuant to the provisions of the RAP as if the Participant had not elected to commence payment of any portion of his RAP benefit prior to retirement),
     (ii) the Participant’s sub-accounts under The Lincoln Electric Company Employee Savings Plan (“ESP”) attributable of “FSP Contributions,” if any, and “FSP Plus Contributions,” if any, (as such terms are defined in the ESP)
     (iii) the Participant’s sub-account under the ESP attributable to “ESOP Contributions” (as such terms are defined in the ESP), and
     (iv) the Participant’s sub-account under the ESP attributable to Matching Employer Contributions (as hereinafter defined).
     Except as otherwise provided below, the amount of a single life annuity that is attributable to each of the sub-accounts described in the preceding clauses (ii), (iii) and (iv) shall be determined based on the balance in each such sub-account on the valuation date under the ESP that immediately precedes the date of the Participant’s separation from service with the Employers and all Controlled Group Members, and by converting each such balance to an Actuarially Equivalent annuity commencing at Normal Retirement Date (or actual retirement, if later). For purposes of this definition, the amounts described in clauses (iii) and (iv) shall include any in-service withdrawals taken by the Participant from such accounts, plus interest at the annual rate of 6% from the date of withdrawal to the date immediately preceding the date of separation from service with the Employers and all Controlled Group Members, and the amounts described in clauses (i), (ii), (iii) and (iv) shall include any amounts payable pursuant to a qualified domestic relations order, plus (in the case of the amounts described in clauses (ii), (iii) and (iv)) interest at the annual rate of 6% from the date of withdrawal to the date immediately preceding the date of separation from service with the Employers and all Controlled Group Members.
     For purposes of the preceding clause (iv), “the Participant’s sub-account under the ESP attributable to Matching Employer Contributions” shall mean the sum of:
(1) the actual balance in Participant’s Matching Employer Contributions sub-account under the ESP as of December 31, 2008, plus actual gains and losses thereon under the ESP to the date immediately preceding the date of separation from service with the Employers and all Controlled Group Members (and including any prior in-service withdrawals or amounts payable pursuant to a qualified domestic relations order determined as provided in the immediately preceding paragraph), and

(2) for each Plan Year (under the ESP) commencing on or after January 1, 2009, in which a Participant is a Member (as defined in the ESP) of the ESP, an amount equal to a Matching Employer Contribution of 35% that would be made to the Participant’s account in the ESP, assuming that the Participant made a 6% elective employee contribution to the ESP for each such Plan Year on compensation up to the compensation limit under Section 401(a)(17) of the Code for each such Plan Year, plus interest thereon at an annual rate of 6% to the date immediately preceding the date of separation from service with the Employers and all Controlled Group Members.
     “Retirement Benefit” or “Benefit” means the vested benefit determined under Article IV.
     “Section 409A” means section 409A of the Code and any proposed, temporary or final regulations, or any notices or other guidance, promulgated with respect to Section 409A.
     “Social Security Benefit” means the maximum unreduced annual benefit payable under the Social Security Act, relating to Old-Age and Disability benefits, determined as of the time a Participant retires, for a person commencing his Social Security benefit at normal retirement age under Social Security for that calendar year, or if a Participant retires after attaining his Social Security normal retirement age, the amount of the maximum Social Security benefit for a person of that age upon his actual retirement date and age, if later; provided, however, for a Participant whose separation from service with the Employers and all Controlled Group Members occurs prior to his Normal Retirement Date, his “Social Security Benefit” shall be a projected Social Security Benefit equal to the maximum unreduced annual benefit payable under the provisions of the Social Security Act as in effect on the date of such separation from service indexed forward at 3 1/2 percent per annum to the Participant’s Normal Retirement Date.
     “Spouse” means the person to whom a Participant is legally married at the specified time.
     “Subsequent Deferral Rule” means any subsequent election by a Participant, or any modification of the Plan or a Participation Agreement that increases a Participant’s accrued benefit (other than modifications on account of Disability or death) or that alters the payment form, provided that such change (i) may not take effect for at least twelve (12) months; (ii) must be made at least twelve (12) months prior to the distribution of Benefits; and (iii) must delay distribution of Benefits at least five (5) years from the original distribution date. Increases in a Participation Factor or Years of Service not otherwise then provided for in the Plan after a Participant first executes a Participation Agreement shall be subject to the Subsequent Deferral Rule.
     “Termination for Cause” means the termination of a Participant’s employment due to any act by the Participant which the Committee, in its complete discretion, determines to be inimical to the best interests of the Controlled Group, including, but not limited to: (i) serious, willful misconduct in respect of his duties for his Employer, (ii) conviction of a felony or perpetration of a common law fraud, (iii) willful failure to comply with applicable laws with respect to the execution of his Employer’s business operations, (iv) theft, fraud, embezzlement, dishonesty or other conduct that has resulted or is likely to result in material economic damage to the

Controlled Group, or (v) failure to comply with requirements of his Employer’s drug and alcohol abuse policies, if any.
     “Years of Service” means each full and partial calendar-year (in increments of one-twelfth (1/12th) for each full month) of active employment with the Controlled Group during which substantial services were rendered as an employee, commencing on the date the Participant was first employed by the Controlled Group and ending on the date he ceases to perform services for the Controlled Group. At the discretion of the Committee, a Participant may be granted additional Years of Service for purposes of determining his Retirement Benefit.
     Section 2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
     Section 3.1 Eligibility. An employee of an Employer shall be eligible to participate in the Plan only to the extent that he is a member of a select group of management or highly compensated employees, as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. If the Administrator determines that any Participant is not a “management or highly compensated employee,” the Administrator may determine, in its sole discretion, that all future benefit accruals with respect to such Participant shall cease as of the effective date of such determination, and as of such date: (i) Years of Service shall no longer be credited to the Participant for any purpose under the Plan; (ii) the Participant’s Compensation shall be frozen for purposes of determining his or her Final Average Pay; and (iii) the Participant’s accrued benefit under the Plan shall be frozen and such Participant’s benefit shall be determined based on the accrued benefit in effect on such date and on his or her age and service as determined on such date. The Administrator may consider unfreezing a Participant’s accruals in the future, provided that such action is permitted under Section 409A.
     Section 3.2 Participation. An employee who is eligible to participate in the Plan pursuant to Section 3.1 shall become a Participant at such time and for such period he is designated as such by the Committee. Each Participant shall execute and deliver to the Company a Participation Agreement.
ARTICLE IV
RETIREMENT BENEFIT
     Section 4.1 Retirement Benefit. Except for Participants described in Section 4.4, the Retirement Benefit for a Participant who retires from the employ of his Employer and all Controlled Group Members on or after his Normal Retirement Date shall be an annual benefit, expressed as a single life annuity payable over the Participant’s life, in an amount equal to (a) minus (b), multiplied by the Participant’s Participation Factor, where:
          (a) is:

     (i) for an individual who was a Participant as of December 31, 2004, one and four hundred forty-five thousandths percent (1.445%) of such Participant’s Final Average Pay multiplied by his Years of Service, but not greater than sixty-five percent (65%) of the Participant’s Final Average Pay; or
     (ii) for an individual who becomes a Participant on or after January 1, 2005 and who is designated as a Management Committee and Regional President Participant, one and three hundred thirty-three thousandths percent (1.333%) of such Participant’s Final Average Pay multiplied by his Years of Service, but not greater than sixty percent (60%) of the Participant’s Final Average Pay; or
     (iii) for an individual who becomes a Participant on or after January 1, 2005 and who is designated as an Other Participant, one and one hundred eleven thousandths percent (1.111%) of such Participant’s Final Average Pay multiplied by his Years of Service, but not greater than fifty percent (50%) of the Participant’s Final Average Pay; and
          (b) is the sum of:
     (i) The Social Security Benefit;
     (ii) the Participant’s Foreign Plan Benefit, if any;
     (iii) the Participant’s Qualified Plan Benefit; and
     (iv) the Participant’s Prior Employer Benefit, if any.
     For purposes of making the calculation in Subsection (a) of this Section, Years of Service earned after the last day of the Plan Year in which the Participant attains age sixty-five (65) shall not be counted.
     Section 4.2 Early Retirement Benefit. Except for Participants described in Section 4.4, the Retirement Benefit for a Participant with a vested right to his Benefit as provided in Section 4.3 who retires from the employ of his Employer and all Controlled Group Members prior to his Normal Retirement Date shall be the annual benefit computed under Section 4.1, reduced to an Actuarial Equivalent annual benefit based on the Participant’s attained age when his Benefit hereunder commences.
     Section 4.3 Vesting.
          (a) Except as provided below or as otherwise provided in Section 4.4, a Participant who is in the active employ of an Employer shall have a vested right to his Benefit only upon the occurrence of any of the following:
     (i) with approval by the Committee, the attainment of his Early Retirement Date;
     (ii) the attainment of his Normal Retirement Date;

     (iii) his death prior to actual retirement; or
     (iv) his Disability prior to actual retirement.
          (b) Notwithstanding the preceding, a Participant’s Benefits hereunder shall be forfeited, and no Benefits shall be payable hereunder with respect to him or his beneficiaries, in the event of:
     (i) his Termination for Cause prior to receiving all or a portion of his Benefit; or
     (ii) his termination of employment with all Controlled Group Members prior to satisfying the requirements for vesting set forth in Subsection (a) of this Section.
     Section 4.4 Other Retirement Benefits. In lieu of or in addition to the Benefit provided under Section 4.1 or 4.2, the Committee may, in its discretion, determine to provide, a Participant with an alternative or an additional supplemental pension benefit under this Plan, provided that the Company and such Participant negotiate or have previously negotiated a supplemental pension arrangement that provides for amounts to be paid other than or in addition to the Benefits otherwise provided pursuant to the other terms hereof. The amount of such Participant’s supplemental pension, the manner of payment thereof and any other terms or conditions applicable thereto, including compliance with Section 409A, shall be as set forth herein and in the agreement between the Company and the Participant with respect to such arrangement. Articles VII, VIII and IX of the Plan shall apply to the supplemental pension payable pursuant to any such arrangement to the extent such Articles do not conflict with the provisions of such agreement.
     Section 4.5 Maximum Retirement Benefit. Anything in this Plan to the contrary notwithstanding, the maximum annual Retirement Benefit determined for a Participant under Section 4.1 shall not exceed $300,000, or such greater amount provided in a Participant Agreement, in each case, expressed as a single life annuity.
ARTICLE V
PAYMENT OF RETIREMENT BENEFIT
     Section 5.1 Payment of Retirement Benefits. A Participant who retires under this Plan from the employ of his Employer and all Controlled Group Members on or after his Normal Retirement Date or who separates from service with his Employer and all Controlled Group Members on or after the attainment of age 55 with a vested right to his Benefit shall then be entitled to, and shall receive, a Retirement Benefit, determined in accordance with Section 4.1 or 4.2, as applicable. A Participant shall not be deemed to have retired under this Section 5.1 unless his retirement constitutes a separation from service within the meaning of Section 409A. Subject to Article X hereof, such Benefit shall commence not later than ninety (90) days following the date the Participant’s retirement from his Employer becomes effective; provided, however, that if a Participant elects in a Participant Agreement a single lump sum as provided in Section 5.2, such Participant may elect that such payment be made at the beginning of the second calendar year commencing after the Participant’s retirement. Each payment of a Benefit pursuant to this

Section 5.1 and payment under this Plan shall be regarded as a separate payment and not a series of payments for purposes of Section 409A.
     Section 5.2 Form of Retirement Benefits.
          (a) Except as otherwise provided herein, to the extent a Benefit is payable to a Participant under Section 5.1, it shall be paid in the form of a single life annuity.
          (b) Notwithstanding the provisions of Section 5.2(a), a Participant may elect in a Participation Agreement to have his Benefit paid in (i) the form of a single lump sum, (ii) ten (10) substantially equal annual payments or (iii) a 50% or 100% surviving Spouse annuity that, in each case, is Actuarially Equivalent to such single life annuity set forth in Section 5.2(a).
          (c) Notwithstanding anything herein to the contrary, a Participant (i) must designate the form of distribution to the extent not previously so elected and/or (ii) may make a new election to change a previously filed election with respect to the form of distribution, in each case in a Participation Agreement no later than December 31, 2008. Any Participant who fails to deliver a new payment election in a Participation Agreement as provided above shall continue to participate in the Plan in accordance with his or her prior distribution election, which shall be administered in accordance with Section 409A. Any subsequent election made after December 31, 2008 will be subject to the Subsequent Deferral Rule.
          (d) If a Participant fails to make an election in a timely manner as provided in Section 5.2(c) or Section 5.5, his Benefit shall be paid in the form of a single life annuity if he is an unmarried Participant or a 100% surviving Spouse annuity if he is a married Participant at the time such payment is made, as determined in this Section 5.2.
          (e) Notwithstanding anything herein to the contrary, if a Participant incurs a separation from service before attaining age 55, any Benefit payable to such Participant will paid in the form of a single lump sum.
     Section 5.3 Payment Procedure. The Employer shall establish and maintain an Account for each Participant and beneficiary who is receiving a Benefit under the Plan. Immediately prior to any distribution hereunder to any Participant or beneficiary, the Employer shall credit the amount of such distribution to such Account and then immediately distribute or commence to distribute the amount so credited to the Participant, or as applicable, to his beneficiary. Neither the Participant nor his beneficiary(s) shall have any interest or right in any such Account at any time. All amounts credited to the Accounts established under the Plan shall be credited solely for the purpose of effecting distributions hereunder and shall remain assets of the Employer subject to the claims of such Employer’s general creditors.
ARTICLE VI
PAYMENT OF BENEFIT ON OR AFTER DEATH OR DISABILITY
     Section 6.1 Commencement of Benefit Payments Before Vesting. If a married Participant dies, or a Participant becomes Disabled while employed by his Employer but prior to becoming entitled to a Retirement Benefit under Section 5.1, the Committee may provide that the Participant or his surviving Spouse shall receive a Benefit computed under Section 4.2, as if the

Participant had retired immediately prior to his death or Disability and, if such death or Disability occurred prior to his attainment of age fifty-five (55), as if he had attained such age. If a married Participant dies simultaneously with such Participant’s Spouse or an unmarried Participant dies while employed by his Employer but prior to becoming entitled to a Retirement Benefit under Section 5.1, the Participant’s estate shall receive a Benefit computed under Section 4.2 as if the Participant had retired immediately prior to his death and, if such death occurred prior to his attainment of age fifty-five (55), as if he had attained such age.
     Section 6.2 Commencement of Benefit Payments After Vesting. If a Participant dies, dies simultaneously with such Participant’s Spouse or becomes Disabled while employed by his Employer after becoming entitled to a Retirement Benefit under Section 5.1, but prior to commencing the receipt of his Benefit, the Participant, the Participant’s surviving Spouse or, in the case of the simultaneous death of the Participant and his Spouse or the death of an unmarried Participant, the Participant’s estate shall receive a Benefit computed under Section 4.2 as if the Participant had retired immediately prior to his death or Disability at his then attained age.
     Section 6.3 Form of Payment. Any Benefit payable under this Article VI to a Participant who is Disabled shall be paid in any form permitted under and determined in accordance with Section 5.2 and the Participation Agreement of such Participant. Any Benefit payable under this Article to the Spouse of a Participant who has died prior to commencing the receipt of his Benefit shall be paid in the form of a 100% pre-retirement surviving Spouse annuity based on the Participant’s Benefit as though he had retired the day before his death and elected a 100% joint and survivor annuity form with his Spouse as the survivor beneficiary and determined in accordance with Section 5.2. Any Benefit payable under this Article to the estate of a Participant who has died prior to commencing the receipt of his Benefit shall be paid in the form of a single lump sum distribution that is Actuarially Equivalent to a single life annuity.
     Section 6.4 Committee Action. The Committee may, in its sole discretion, provide that the amount of the Retirement Benefit payable on death or Disability shall be enhanced (including, but limited to, an enhancement that takes into account projected additional Years of Service or increases in Compensation that would have occurred absent the Participant’s death or Disability).
ARTICLE VII
ADMINISTRATION
     Section 7.1 General. The Company shall appoint the Administrator, consisting of two or more individuals who have accepted appointment thereto. The members of the Administrator shall serve at the discretion of the Company and may resign by written notice to the Company. Vacancies in the Administrator shall be filled by the Company. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for administration of the Plan. The Administrator shall be the “named fiduciary” within the meaning of Section 402(c)(2) of ERISA.
     Section 7.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

     Section 7.3 Duties. The Administrator shall have the following rights, powers and duties:
          (a) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Employers and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.
          (b) The Administrator shall have the sole and absolute duty and authority to interpret and construe the provisions of the Plan, to determine eligibility for Benefits and the appropriate amount of any Benefits, to decide any question (including any factual question) which may arise regarding the rights of employees, Participants and beneficiaries and the amounts of their respective interests, to construe any ambiguous provision of the Plan, to correct any defect, supply any omission or reconcile any inconsistency, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.
          (c) The Administrator may appoint such agents, counsel, accountants, consultants and other persons as it deems necessary to assist in the administration of the Plan, including, without limitation, employees of an Employer.
          (d) The Administrator shall periodically report to the Board with respect to the status of the Plan.
     Section 7.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.
     Section 7.5 Limitation of Actions. No individual acting on behalf of the Administrator pursuant to this Article shall have any right to vote upon or decide any matters relating solely to his own rights under the Plan.
ARTICLE VIII
CLAIMS PROCEDURE
     Section 8.1 General. Any claim for Benefits under the Plan shall be filed by the Participant or beneficiary (“claimant”) on the form prescribed for such purpose with the Administrator. A decision on a claim shall be made within ninety (90) days after receipt of the claim by the Administrator, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and eighty (180) days after receipt of the claim.
     Section 8.2 Denials. If a claim under the Plan is wholly or partially denied, written notice of the decision shall be furnished to the claimant by the Administrator. Such notice shall be written in a manner calculated to be understood by the claimant and shall set forth:
          (a) the specific reason or reasons for the denial;

          (b) specific reference to the pertinent provision of the Plan upon which the denial is based;
          (c) a description of any additional material or information necessary for the claimant to perfect the claim; and
          (d) an explanation of the claim review procedure under Sections 8.3 and 8.4.
     Section 8.3 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:
          (a) request a review by written application to the Administrator, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;
          (b) review pertinent documents; and
          (c) submit issues and comments in writing.
     Section 8.4 Review. A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on review shall be in writing, shall be written in a manner calculated to be understood by the claimant, shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based and shall, to the extent permitted by law, be final and binding on all interested persons.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     Section 9.1 Amendment and Termination. The Company reserves the right to amend or terminate the Plan in any manner that it deems advisable and at any time, by resolution of the Board. Notwithstanding the preceding, no amendment or termination of the Plan (other than an amendment or termination as necessary to comply with Section 885(d) of the AJCA or with Section 409A) shall reduce the accrued Benefit of any Participant determined as of the day immediately preceding the effective date of such amendment or termination.
     Section 9.2 No Assignment. A Participant shall not have the power, without the consent of the Administrator, to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise. If a Participant (or beneficiary) attempts to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in a Participant’s (or beneficiary’s) Benefit, or if by reason of his bankruptcy or other event that would permit any other individual to obtain his right to his Benefit, he would not be able to enjoy his Benefit, the Administrator may, in its sole discretion, terminate the Participant’s (or beneficiary’s) interest in any Benefit to the extent the Administrator considers it necessary or advisable to prevent or limit the effects of such occurrence. Such termination shall be effected by filing a declaration with the Company and delivering a copy of such declaration to the Participant (or beneficiary).
     Any Benefit affected by such termination of interests shall be retained by the Company and, in the Administrator’s sole discretion, may be paid or expended for the benefit of the affected Participant (or beneficiary), his spouse, his children or any other person dependent upon him, in such manner as the Administrator determines is proper.
     Section 9.3 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of each Employer, its successors and assigns, and the Participant, his beneficiaries, heirs, legal representatives and assigns.
     Section 9.4 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of Ohio, except to the extent pre-empted by applicable Federal law.
     Section 9.5 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of any Controlled Group Member or any equity or other interest in the assets, business or affairs of a Controlled Group Member. No Participant hereunder shall have a security interest in assets of an Employer used to make contributions or pay benefits.
     Section 9.6 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.
     Section 9.7 Notification of Addresses. Each Participant and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no address was filed, then to the last post office address of the Participant or beneficiary as shown on the Employer’s records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Administrator nor any Employer shall be obligated to search for or ascertain the whereabouts of any Participant or beneficiary.
     Section 9.8 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded.
     Section 9.9 Withdrawal of Employer. An Employer (other than the Company) may withdraw from participation in the Plan and such withdrawal shall constitute a termination of the Plan as to that Employer; provided, however, that the Employer shall continue to be treated as an Employer under the Plan with respect to those Participants (and beneficiaries) to whom the Employer owes a continuing obligation under the Plan. An Employer may withdraw by executing a written instrument of withdrawal, approved by its board of directors, and such withdrawal shall be effective on the date designated in the instrument or, if no date is specified, on the date of execution of the instrument.
     Section 9.10 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Spouse under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.
ARTICLE X
COMPLIANCE WITH SECTION 409A
     Section 10.1 Section 409A. (a) It is intended that the Plan and any Benefits hereunder comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and each Participant Agreement shall be administered in a manner consistent with this intent.
          (b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.
          (c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A), the Participant is a specified employee (within the meaning of Section 409A and determined in accordance with procedures adopted by the Company) the Participant’s Benefit shall commence on the earlier to occur of (A) the first day of the 7th month following the separation from service or (B) the Participant’s death, except that in the case of annual or more frequent payments, a payment will only be distributed on such date if such payment has otherwise become due and payable and any subsequent payments shall be paid pursuant to the applicable schedule, then the Company shall not pay any Benefit on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such separation from service.
          (d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A the Company reserves the right to make amendments to the Plan and Participation Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s Benefit in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

ARTICLE XI
FUNDING
     The entire cost of this Plan shall be paid from the general assets of the Employer. No liability for the payment of benefits under the Plan shall be imposed upon any officer, trustee, employee, or agent of an Employer.
     IN WITNESS WHEREOF, Lincoln Electric Holdings, Inc. has caused this amendment and restatement of the Lincoln Electric Holdings, Inc. Supplemental Executive Retirement Plan to be executed in its name as of December 31, 2008.

LINCOLN ELECTRIC HOLDINGS, INC.
By:	/s/ Gretchen A. Farrell
Its: Vice President, Human Resources

Date: December 31, 2008

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